Exhibit 10.6

As of April 2, 2026

To the Board of Directors of Pelican Acquisition II Corporation

Dear Sirs:

The undersigned, on behalf of itself and its designees, hereby offers to purchase an aggregate of 200,000 ordinary shares, par value $0.0001 per share (“Shares”), of Pelican Acquisition II Corporation (“Company”), for an aggregate purchase price, and total consideration, of $2,318, on the terms set forth herein. Capitalized terms used and not otherwise defined in this letter have the meanings to be given to such terms in the Underwriting Agreement to be entered into between the Company and the undersigned in connection with the Company’s proposed initial public offering (the “Offering”).

The undersigned, on behalf of itself and its designees, agrees that it (i) shall not be entitled to exercise any redemption rights with respect to the Shares and shall not be entitled to sell any shares to the Company in any tender offer in connection with a proposed Business Combination or certain amendments to the Charter Documents as described in the Prospectus; (ii) will have no right to any liquidation distributions with respect to any portion of the Shares in the event the Company fails to consummate a Business Combination within the required time period unless there are assets remaining out of the trust account; (iii) shall not sell, transfer, assign, pledge or hypothecate any of the Shares until the consummation of an Initial Business Combination to anyone other than (1) the Sponsor, the undersigned, its officers, directors, any affiliates or family members of any of the Sponsor, the undersigned, officers, or directors or any members of the Company’s initial shareholders, or any affiliate of the Company’s initial shareholders; (2) in the case of an individual, by fist to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s family or an affiliate of such person, or to a charitable organization; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant, to a qualified domestic relations order; (5) by private sales or transfers made at or prior to the consummation of an Initial Business Combination at prices no greater than the price at which the shares were originally purchased; or (6) to the Company for no value for cancellation in connection with the consummation of an Initial Business Combination; provided in each case that any transferee of Shares pursuant to the foregoing clauses (1) through (5) shall agree in writing to the provisions of this letter agreement. Additionally, the Shares will not be (i) sold, transferred, assigned, pledged, or hypothecated or (ii) the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales in the Offering, other than to any FINRA member participating in the Offering and its officers or partners, its registered persons or affiliates, so long as all transferred securities remain subject to the foregoing lock-up restrictions for the remainder of the 180 day lock-up period.

The undersigned represents and warrants that it has been advised that the Shares have been registered under the United States Securities Act of 1933, as amended (“Securities Act”); that it is acquiring the Shares for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Shares in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Company.

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Very truly yours,

EARLYBIRDCAPITAL, INC.

By:	/s/ Michael Powell
Name:	Michael Powell
Title:	Sr. Managing Director

Accepted and Agreed:

PELICAN ACQUISITION II CORPORATION

By:	/s/ Robert L. Labbe
Name:	Robert L. Labbe
Title:	Chief Executive Officer